Exhibit 10.7

MATRIX SERVICE COMPANY

SEVERANCE AGREEMENT

This Severance Agreement (“Agreement”) is entered into on this      day of                     , 200     by and between              (“Employee”) and Matrix Service Company (“Company”). [This Agreement is written and intended to be in compliance with the provisions of Code § 409A and any Treasury Regulations promulgated there under.] [This Agreement amends and replaces the              (the “Original Agreement”) executed by the parties effective                     , 200    , for the purpose of bringing the Original Agreement into compliance with the provisions of Code § 409A and any Treasury Regulations promulgated there under.]

This Agreement is made and entered into by Company and Employee in consideration of her continuing service and commitment to the Company.

I. Definitions:

A. “Adverse Event” means that the Employee has experienced an event that has a material adverse impact on Employee’s job position, responsibilities, duties, authorities, compensation or opportunities within the Company. An Adverse Event shall be considered “material” under this Paragraph I.A where: (i) the Employee experiences any reduction in base salary; (ii) the Employee experiences a reduction in salary range or opportunity for increases in salary; (iii) the Employee experiences a reduction in incentive compensation range or opportunity; (iv) there is a material reduction in the Employee’s benefits or perquisites; (v) the Employee is reassigned to a position or role with a lower salary range, salary opportunity, incentive range or incentive opportunity; or (vi) the Employee experiences a material reduction in responsibilities.

B. “Cause” means, with reference to a Severance Event or Triggering Event, that the Employee has been severed from employment with the Company because of Employee’s theft of Company property, embezzlement or dishonesty that results in harm to the Company; continued gross or willful neglect of his job responsibilities after receiving written warnings regarding such neglect from the Company; conviction of a felony or pleading nolo contender to a felony charged under state or federal law; or willful violation of Company policy. A determination by the Company Chief Executive Officer and Chief Financial Officer that an event constituting “Cause” under this Agreement has occurred shall be binding upon the Company and the Employee.

C. “Change of Control” means (i) a “change in ownership” of the Company of greater than fifty percent (50%) of the outstanding voting stock of the Company within a six (6) month period; (ii) a “change in the effective control” of the Company as determined by a change of greater than thirty-five percent (35%) of the Company’s outstanding voting stock by a person or persons acting as a group within a twelve (12) month period; or (iii) a “change in the ownership of a substantial portion of the assets of the Company as these terms are defined under Code § 409A(a)(2)(A)(v) and Treasury

Regulations § 1.409A-3(g)(5) or other then existing and applicable Treasury Regulations promulgated under Code § 409A that define the terms “change of control” for deferred compensation arrangements.

Upon identification and notice to the Board of Directors of the Company (“Board”) of the occurrence of one of the above events, the Board shall consider all the facts and circumstances at its next meeting, and shall confirm or deny by resolution or majority vote whether a “Change of Control” exists within the meaning of this Agreement. Any similar determination by the Board that a “Change of Control” has occurred under the terms of any other deferred compensation or stock option plan offered by the Company to Employees or Board members shall constitute a determination that a “Change of Control” has occurred within the meaning of this Agreement.

D. “Severance Benefit” means a payment of money to the Employee equal to one (1) year’s annual compensation as defined under Treasury Regulation § 1.415-2(d), as may be amended from time to time, excluding bonuses.

E. “Severance Event” means that the Employee has been severed from employment by the Company without Cause.

F. “Triggering Event” means an event described in Paragraph II.A, below.

II. Triggering Events and Payment of the Severance Benefit:

A. Triggering Events The Company shall pay the Employee the Severance Benefit only in the event there is one of the following Triggering Events:

1. There is a Change of Control of the Company and the Employee has suffered an Adverse Event on or within six (6) months following the Change of Control; or

2. The Employee has suffered a Severance Event either on the date of the Change of Control or within six (6) months following the Change of Control date.

B. Payment of the Severance Benefit/Vesting of Stock Options

In the event a Triggering Event described in Paragraph II.A occurs:

1. Except with regard to a Forfeiture Event as provided in Paragraph II.B.3, below, the Company shall pay to the Employee the Severance Benefit within the calendar year of the Triggering Event and, generally, within thirty (30) business days of the date of the Triggering Event. In no event shall the payment of the Severance Benefit be made later than March 15th following the calendar year in which the Triggering Event occurred; and

2. Except with regard to a Forfeiture Event as provided in Paragraph II.B.3, below, all stock options and other forms of similar equity benefits granted to the Employee shall immediately vest, and all restrictions on such benefits shall lapse.

3. Forfeiture Events.

(a) Notwithstanding the above, the Company shall pay the Employee the Severance Benefit only upon the condition that the Employee executes a waiver and release of claims and confidentiality agreement in a form satisfactory to the Company. Failure of the Employee to execute such agreement shall constitute an absolute forfeiture of the Severance Benefit.

(b) The Employee shall absolutely forfeit the Severance Benefit and any vesting of stock options in the event the Employee suffers a Triggering Event for “Cause.”

III. Miscellaneous Provisions:

A. Right to Terminate or Amend the Plan. The Company may amend or terminate this Agreement at any time, in writing, prior to the date a Triggering Event occurs; provided, however, that any such amendment or termination shall not be effective in the event an Adverse Event, Change of Control or Severance Event occurs within twelve (12) months of any such amendment or termination.

B. Successors to the Company. This Agreement shall be deemed assigned to and binding upon any successor entity to the Company, and shall remain in effect in the event such successor entity agrees to be bound. In the event a successor entity fails to take action to be bound by this Agreement within sixty (60) days of its assuming control of the Company, then an Adverse Event as defined by this Agreement shall be deemed to have occurred and the Severance Benefit shall be paid to the Employee within thirty (30) days thereafter.

C. Governing Law. This Plan shall be construed and governed by the laws of the State of Oklahoma, except when superceded by federal law.

D. No Trust. This Agreement shall not be deemed to create a trust in favor of the Employee.

E. No Assignment. The Employee’s rights under this Agreement may not be transferred, assigned or otherwise subject to alienation. The rights created under this Agreement are not subject to the claims of any of the Employee’s creditors.

F. Payment of Taxes. In the even that the terms of this Agreement are deemed by any state or federal taxing authority to create a presently ascertainable value constructively received by the Employee on the effective date of the Agreement, the Company shall pay to the Employee the amount of any interest or penalties assessed specifically on account of the Agreement’s terms.

G. Headings. Headings contained in this Agreement are for the convenience of the Company and Employee and do no alter, supplement or amend the terms and conditions of the Agreement.

H. No Contract for Services. The terms of this Agreement do not create a contract for services for any specific duration between the Company and Employee. Upon experiencing a Severance Event, the only right provided to the Employee is the right to receive any Severance Benefit due the Employee as stated herein.

I. Entire Agreement/Binding Nature of Agreement. This Agreement contains the entire agreement between the Company and Employee. Unless expressly referenced herein, the terms of any prior arrangement governing the same subject matter do not survive the execution of this Agreement.

“EMPLOYEE”

By:

“COMPANY”
MATRIX SERVICE COMPANY

By:

Its: